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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2005

CHORDIANT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	93-1051328
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:

000-29357

20400 Stevens Creek Boulevard, Suite 400
Cupertino, CA    95014
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 517-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) Previous Independent Registered Accounting Firm

On May 18, 2005, PricewaterhouseCoopers LLP ("PWC") informed Chordiant Software, Inc. that PWC has declined to stand for reelection as Chordiant's independent registered public accounting firm.  The reports of PWC on Chordiant consolidated financial statements for the nine months ended September 30, 2004 and the year ended December 31, 2003 did not contain any adverse opinion, or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the nine months ended September 30, 2004, the year ended December 31, 2003 and through May 18, 2005, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC would have caused them to make reference thereto in their report on the financial statements for such periods.

During the nine months ended September 30, 2004, the year ended December 31, 2003 and through May18, 2005, other than as previously disclosed in Chordiant's Form 10-K/T for the period ending September 30, 2004 and Forms 10-Q for the periods ending December 31, 2004 and March 31, 2005 and as described below, there were no "reportable events" requiring disclosure pursuant to paragraphs (a) (1) (v) of Section 304 of Regulation S-K. The term "reportable event" means any of the items listed in paragraphs (a) (1) (v) (A)-(D) of Section 304 of Regulation S-K.

Material Weakness Reported for the Quarter ended June 30, 2004

As previously disclosed in our quarterly report on Form 10-Q filed on August 16, 2004, PWC, in July 2004, informed our Audit Committee of possible revenue recognition problems for the quarter ended June 30, 2004 arising out of two contracts involving the sale of our enterprise solutions software. The issue with one of the contracts related to the timing of the execution of the contract and the issue with the other contract involved percentage of completion accounting. Our Audit Committee initiated an investigation and also engaged outside legal counsel to assist in the investigation. The investigation was conducted to (i) identify whether any revenue recognition issues existed at Chordiant generally, and (ii) review the business practices of our employees as they relate to procedures and controls applicable to the execution of our contracts. Through this investigation, management and our Audit Committee determined that a material weakness in our internal control over financial reporting existed relating to our revenue recognition controls.

Material Weakness Reported for the Quarter ended September 30, 2004

We reported in a quarterly report on Form 10-Q filed in October 2004 that PWC informed Chordiant and our Audit Committee that the following material weakness arose in the quarter ended September 30, 2004 with respect to our internal control over financial reporting relating to staffing of our finance department and the fact that many finance employees were new hires: (1) inadequate staffing and supervision leading to untimely identification and resolution of certain accounting matters, (2) failure of financial reporting controls in preventing or detecting misstatements of accounting information that resulted in certain adjustments to the financial statements and (3) incomplete or inadequate account analysis, account reconciliations and consolidation procedures.

Chordiant has provided PWC with a copy of this Form 8-K prior to its filing with the U.S. Securities and Exchange Commission. Chordiant requested PWC to furnish it a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter dated May 23, 2005 is filed as Exhibit 16.1 to this Form 8-K.

(b) New Independent Registered Public Accounting Firm

Chordiant's Audit Committee is in discussion with a number of independent registered public accounting firms and is in the process of and anticipates selecting a new independent registered public accounting firm within the next several weeks.

Forward-Looking Information

Certain matters discussed in this report may constitute forward-looking statements under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as "anticipates," or other similar expressions, identify forward-looking statements. Such statements are based on our current expectations. The timing of events may differ significantly from those discussed in the forward-looking statements as a result of various factors, including but not limited to, the timing of our selection of an independent registered accounting firm. Chordiant does not undertake any obligation to update any forward-looking statement to reflect events after the date of this report.

Item 9.01 Financial Statements and Exhibits.

    (c) Exhibits

16.1 Letter from PricewaterhouseCoopers LLP to the U.S. Securities and Exchange Commission, dated as of May 23, 2005, stating its agreement with the statements made in this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chordiant Software, Inc.

Date: May 24, 2005	By: /s/ George de Urioste George de Urioste Chief Operating Officer and Chief Financial Officer